Crowe Horwath CO S.A.
Member Crowe Horwath International

Carrera 53 No 82-86, Of 601
Barranquilla, Colombia
NIT 830.000.818-9
57.5.385.1888 MAIN
barranquilla@crowehorwath.com.co
www.crowehorwath.com.co

Barranquilla, Colombia

May 20, 2014

Tecnoglass Inc.

Avenida Circunvalar a 100 mts de la Vía 40

Barrio Las Flores

Barranquilla, Colombia

Dear Sirs:

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 on Form S-1 of our report dated April 14, 2014 relating to the financial statements of C.I. Energía Solar S.A. E.S. Windows and Tecnoglass, S.A. for the year December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

We have no responsibility for any differences that may arise in the figures audited by us and those included in the form second amendment to the Form S-3 on Form S-1.

/s/ William Garcia Perez

William Garcia Perez

Partner

Crowe Horwath CO S.A. is member of Crowe Horwath International.